                                                                   Exhibit 23(j)
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the use of our report dated July 25, 2000, in this Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A)(No. 333-44423) of LM Institutional Fund Advisors II, Inc.

We also consent to the incorporation by reference therein of our report dated May 3, 2000 included in the 2000 Annual Report to shareholders of LM Value Institutional Portfolio and Batterymarch U.S. Small Capitalization Equity Portfolio.


ERNST & YOUNG LLP
Philadelphia, Pennsylvania
July 25, 2000